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                                 EXHIBIT 23.1


              Consent of Miller, Hamilton, Snider & Odom, L.L.C.




                              CONSENT OF COUNSEL
                              ------------------


Superior Financial Corp.

     We hereby consent to use in this Form S-1 Registration Statement of Superior Financial Corp., of our name in the Prospectus, which is a part of such Registration Statement, under the heading "Certain Legal Matters," to the summarization of our opinion referenced therein, and to the inclusion of our opinion at Exhibit 5.0 of the Registration Statement.



/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

July 29, 1998